                                                                    EXHIBIT 10.1
================================================================================




                              PURCHASE AGREEMENT


                                    between


                              US SEARCH.COM INC.,
                            a Delaware corporation

                                      and

                     PEQUOT PRIVATE EQUITY FUND II, L.P.

                          ____________________________

                                     Dated

                               September 7, 2000

                          ____________________________





================================================================================

                               TABLE OF CONTENTS
                               -----------------
                            (Not Part of Agreement)
                            -----------------------

                                                                                          Page
                                                                                          ----
ARTICLE I. DEFINITIONS.................................................................    1

ARTICLE II. SALE AND PURCHASE..........................................................    6

     Section 2.1     Sale and Issuance of Shares.......................................    6
     Section 2.2     Closings..........................................................    6

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................    7

     Section 3.1     Organization and Standing.........................................    7
     Section 3.2     Capital Stock.....................................................    7
     Section 3.3     Subsidiary........................................................    8
     Section 3.4     Authorization; Enforceability.....................................    9
     Section 3.5     No Violation; Consents............................................    9
     Section 3.6     Litigation........................................................   10
     Section 3.7     SEC Documents; Financial Statements...............................   10
     Section 3.8     Change in Condition...............................................   11
     Section 3.9     Employee Benefit Plans and Labor Matters..........................   11
     Section 3.10    Properties........................................................   15
     Section 3.11    Compliance with Law...............................................   15
     Section 3.12    Tax Matters.......................................................   15
     Section 3.13    Environmental Matters.............................................   16
     Section 3.14    Enforceability of Contracts; Material Contracts...................   18
     Section 3.15    Accuracy of Information...........................................   18
     Section 3.16    Brokers...........................................................   18
     Section 3.17    Outstanding Indebtedness; Liens...................................   18
     Section 3.18    Related-Party Transactions........................................   19
     Section 3.19    Offering Exemption................................................   19
     Section 3.20    Company Status....................................................   19
     Section 3.21    Insurance.........................................................   20
     Section 3.22    Proprietary Rights................................................   20
     Section 3.23    Profitability Analysis............................................   20

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...........................   21

     Section 4.1     Authorization; Enforceability; No Violations......................   21
     Section 4.2     Consents..........................................................   21
     Section 4.3     Private Placement.................................................   21

ARTICLE V. COVENANTS OF THE COMPANY....................................................   22

     Section 5.1     Operation of Business.............................................   22
     Section 5.2     Access to Books and Records.......................................   23
     Section 5.3     Agreement to Take Necessary and Desirable Actions.................   23
     Section 5.4     Compliance with Conditions; Best Efforts..........................   23

                                                                                          Page
                                                                                          ----
     Section 5.5     Consents and Approvals.............................................   23
     Section 5.6     Tax Treatment of Preferred Stock...................................   24
     Section 5.7     HSR Act Filings....................................................   24
     Section 5.8     RESERVED...........................................................   24
     Section 5.9     Use of Proceeds....................................................   24
     Section 5.10    New Option Plan; Awards............................................   24
     Section 5.11    Director and Officer Insurance; "Key Man" Life Insurance...........   24
     Section 5.12    Company Insurance..................................................   24
     Section 5.13    Agreements with Employees..........................................   25
     Section 5.14    Maintenance of Existence...........................................   25
     Section 5.15    Books and Records..................................................   25
     Section 5.16    Reservation of Common Stock........................................   25
     Section 5.17    Compliance with Law................................................   25
     Section 5.18    Board Meetings.....................................................   25
     Section 5.19    Recapitalization...................................................   25

ARTICLE VI. COVENANTS OF THE PURCHASER..................................................   26

     Section 6.1     Agreement to Take Necessary and Desirable Actions..................   26
     Section 6.2     Compliance with Conditions; Commercially Reasonable Efforts........   26
     Section 6.3     HSR Act Filings....................................................   26
     Section 6.4     Confidential Information...........................................   26
     Section 6.5     Purchaser Voting...................................................   27

ARTICLE VII. CONDITIONS PRECEDENT TO CLOSING............................................   27

     Section 7.1     Conditions to the Company's Obligations............................   27
     Section 7.2     Conditions to The Purchaser's Obligations..........................   27

ARTICLE VIII. MISCELLANEOUS.............................................................   30

     Section 8.1     Survival; Indemnification..........................................   30
     Section 8.2     Notices............................................................   32
     Section 8.3     Governing Law......................................................   33
     Section 8.4     Termination........................................................   33
     Section 8.5     Entire Agreement...................................................   34
     Section 8.6     Modifications and Amendments.......................................   34
     Section 8.7     Waivers and Extensions.............................................   34
     Section 8.8     Titles and Headings................................................   34
     Section 8.9     Exhibits and Schedules.............................................   34
     Section 8.10    Expenses; Brokers..................................................   34
     Section 8.11    Press Releases and Public Announcements............................   35
     Section 8.12    Assignment; No Third Party Beneficiaries...........................   35
     Section 8.13    Severability.......................................................   35
     Section 8.14    Counterparts; Facsimile............................................   35
     Section 8.15    Further Assurances.................................................   35
     Section 8.16    Remedies Cumulative................................................   36

                              PURCHASE AGREEMENT


          THIS PURCHASE AGREEMENT (this "Agreement") is made as of September 7,
                                         ---------
2000, by and between US SEARCH.com Inc., a Delaware corporation (the "Company"),
                                                                      -------
and Pequot Private Equity Fund II, L.P., a Delaware limited partnership (the "Purchaser").

          NOW, THEREFORE, the parties hereto hereby agree as follows.

                                  ARTICLE I.

                                 DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall mean, with respect to any person, any other person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" shall have the meaning set forth in the Preamble.
           ---------

          "Applicable Law" shall mean, with respect to any person, any law,
           --------------
statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such person or any of its subsidiaries is bound or to which any of their respective properties is subject.

          "Benefit Plan" shall have the meaning set forth in Section 3.9.
           ------------

          "Certificate of Designations" shall have the meaning set forth in
           ---------------------------
Section 2.1.

          "Charter" with respect to any corporation shall mean the certificate
           -------
of incorporation or articles of incorporation of such corporation.

          "Closing" shall mean the First Closing or Second Closing, as the case
           -------
may be.

          "Closing Date" shall mean the First Closing Date or Second Closing
           ------------
Date, as the case may be.

          "Code" shall mean have the meaning set forth in Section 3.9.
           ----

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission.

          "Commitment" shall have the meaning set forth in Section 3.14.
           ----------

          "Common Stock" shall mean the common stock, par value $.001 per share,
           ------------
of the Company.

          "Company" shall have the meaning set forth in the Preamble.
           -------

          "Consumer Business" shall mean all of the activities generating
           -----------------
revenue for the Company, excluding revenue attributable to (i) sales to registered business users (unless the registered business user was an unregistered customer prior to September 7, 2000) and (ii) the business of the Company that has been identified in the Company business plan as the "Trust Advocacy Business."

          "Consumer Profitability" shall mean for the three consecutive months
           ----------------------
immediately prior to the determination date and for four of the six months immediately prior to the determination date, that the Gross Margin of the Consumer Business, reduced by revenue sharing agreements, consumer advertising and promotion expense, consumer selling expense and consumer bad debt expense (calculated in the manner set forth in the Consumer Profitability Analysis attached hereto as Schedule I), is greater than $0.01. "Gross Margin" shall
                   ----------
mean gross income net of return allowances, minus labor costs, telephone expense, data and fulfillment costs and costs of services-other, all attributable to the Consumer Business and all as more specifically set forth in Exhibit E attached hereto, which sets forth an example of the calculation of
---------
Consumer Profitability as of June 30, 2000.

          "Documents" shall mean (i) this Agreement, (ii) the Certificate of
           ---------
Designation, (iii) the Stockholders Agreement, (iv) the Investors' Rights Agreement, (v) the Warrant, (vi) the KL Purchase Agreement and (vii) the Right of First Refusal Agreement.

          "Employee" shall have the meaning set forth in Section 3.9.
           --------

          "Environmental Claim" shall have the meaning set forth in Section
           -------------------
3.13.

          "Environmental Laws" shall have the meaning set forth in Section 3.13.
           ------------------

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "ERISA Affiliate" shall mean with respect to any person (within the
           ---------------
meaning of section 3(9) of ERISA) any other person that would be regarded together with such person as a single employer under section 414(b), (c), (m) or
(o) of the Code.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder.

          "GAAP" shall mean generally accepted accounting principles set forth
           ----
in the opinions and pronouncements of the Accounting Principles Board of the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

          "Governmental Authority" shall mean any foreign, Federal, state or
           ----------------------
local court or governmental or regulatory authority.

          "Holder" shall mean any person that is the beneficial owner of Shares,
           ------
or shares of Common Stock issued upon conversion of Shares, as a result of the sale, assignment or other transfer of Shares originally issued to the Purchaser or issuable or issued upon the conversion or exercise of any such Shares.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and applicable rules and regulations and any similar state acts.

          "Indebtedness" shall mean, with respect to any person, the aggregate
           ------------
amount of, without duplication, the following: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, if such liabilities are not overdue and arise in the ordinary course of business or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been made on the books of the Company; (iv) all capitalized lease obligations; (v) all obligations or liabilities of any other person or persons secured by a Lien on any asset owned by such person or persons whether or not such obligation or liability is assumed; (vi) all obligations of such person or persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and (vii) all guarantees; provided, however, that the term Indebtedness shall not included Taxes and other governmental charges which are not yet due and owing, or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been made on the books of the Company.

          "Indemnified Party" shall have the meaning set forth in Section 8.1.
           -----------------

          "Indemnifying Party" shall have the meaning set forth in Section 8.1.
           ------------------

          "Investors' Rights Agreement" shall mean the Investors' Rights
           ---------------------------
Agreement to be entered into by and among the Company, the Purchaser and KL concurrently with the First Closing, substantially in the form attached as Exhibit A hereto.
---------

          "KL Purchase Agreement" shall mean that certain stock purchase
           ---------------------
agreement, dated as of the date hereof, by and among the Kushner-Locke Company ("KL") and the Purchaser, whereby the Purchaser or its Affiliates shall purchase
  --
3,500,000 shares of Common Stock from KL at a price per share equal to 65% of the applicable Conversion Price (as defined in the Certificate of Designations) but no less than $1.20, such transaction to close simultaneously with the First Closing.

          "Lien" shall mean any pledge, lien, claim, restriction, charge or
           ----
encumbrance of any kind.

          "Material Adverse Effect" shall mean a material adverse effect (i) on
           -----------------------
the business, operations, prospects, properties, earnings, assets, liabilities or condition (financial or other) of the Company and its Subsidiary, taken as a whole, or (ii) on the ability of the Company or its Subsidiary to perform its obligations hereunder or under any of the other Documents.

          "Materials of Environmental Concern" shall have the meaning set forth
           ----------------------------------
in Section 3.13.

          "Multiemployer Plan" shall have the meaning set forth in Section 3.9.
           ------------------

          "New Investor" shall have the meaning set forth in Section 5.9.
           ------------

          "Notices" shall have the meaning set forth in Section 8.2.
           -------

          "PBGC" shall have the meaning set forth in Section 3.9.
           ----

          "Permitted Liens" means: (i) liens for Taxes and other governmental
           ---------------
charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

          "Permitted Transferee" shall mean: (i) any officer, director, partner
           --------------------
or member of, or person controlling, the Purchaser or (ii) any other person that is (x) an Affiliate of a general partner, investment manager or investment advisor of the Purchaser, (y) an Affiliate of the Purchaser or a Permitted Transferee of an Affiliate of the Purchaser, or (z) an investment fund, investment account or investment entity whose investment manager, investment advisor or general partner thereof is a Purchaser or a Permitted Transferee of the Purchaser.

          "person" shall mean any individual, partnership, corporation, limited
           ------
liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Preferred Stock" shall mean the preferred stock, par value $.001 per
           ---------------
share, of the Company.

          "Purchase Agreement" shall mean this Agreement.
           ------------------

          "Purchaser" shall have the meaning set forth in the Preamble.
           ---------

          "Recapitalization" shall have the meaning set forth in Section 5.19.
           ----------------

          "Right of First Refusal Agreement" shall mean that certain Right of
           --------------------------------
First Refusal Agreement dated as of September 7, 2000 by and between the Purchaser and KL.

          "SEC Documents" shall have the meaning set forth in Section 3.7.
           -------------

          "Securities" shall mean the Shares and the Common Stock.
           ----------

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations thereunder.

          "Series A Preferred Stock" shall mean the Series A Convertible
           ------------------------
Preferred Stock of the Company as described in the Certificate of Designations.

          "Shares" shall mean the shares of Series A Preferred Stock to be
           ------
issued and sold by the Company to the Purchaser under Section 2.1(b) hereof and issuable upon exercise of the Warrants.

          "Stockholders Agreement" shall mean that certain stockholders
           ----------------------
agreement dated September 7, 2000 by and among the Company, the Purchaser and KL, whereby the parties thereto agree to vote to their shares of Common Stock or Series A Preferred Stock, as the case may be, and use their respective best efforts to effect certain actions and rights contemplated in the Certificate of Designations.

          "subsidiary" shall mean, with respect to any person, (a) a corporation
           ----------
a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

          "Subsidiary" shall mean a subsidiary of the Company.
           ----------

          "Taxes" shall mean all foreign, Federal, State and local taxes,
           -----
including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

          "Tax Returns" shall mean all returns, declarations, statements,
           -----------
schedules, forms, reports, information returns or other documents (including any related or supporting information), and any amendments thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

          "Trust Advocacy Business" shall mean any activity involving the
           -----------------------
provision of information online between the parties (whether consumer or business) to a transaction for the purpose of enabling the consummation of such transaction.

          "WARN Act" shall mean the Worker Adjustment and Retraining
           --------
Notification Act of 1988, as amended, and any applicable state or local law with regard to "plant closings" or "mass layoffs" as such terms are defined in the WARN Act or applicable state or local law.

          "Warrant" shall mean that certain Warrant dated September 7, 2000 by
           -------
the Company issued to the Purchaser to purchase up to seventy-five thousand (75,000) shares of Series A Preferred Stock.

                                  ARTICLE II.

                               SALE AND PURCHASE

          Section 2.1  Sale and Issuance of Shares.
                       ---------------------------

                       (a) On or before the First Closing, the Company shall adopt and file with the Secretary of State of Delaware the Amended Certificate of Designations relating to the Series A Preferred Stock (the "Certificate of
                                                               --------------
Designations"), substantially in the form attached as Exhibit B hereto.
------------                                          ---------

                       (b) On the First Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and accept from the Company, for the purchase price set forth on the Purchaser's signature page attached hereto, payable in immediately available funds (i) one hundred thousand (100,000) shares of Series A Preferred Stock as are indicated on the Purchaser's signature page attached hereto and (ii) the Warrants to purchase up to seventy-five thousand (75,000) shares of Series A Preferred Stock pursuant to the Warrant executed and delivered herewith.

                       (c) On the Second Closing Date, if any, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and accept from the Company such number of shares of Series A Preferred Stock as are indicated on a schedule to be provided by the Purchaser and agreed to by the Company but, in any event, to provide for the purchase and sale of one hundred thousand (100,000) shares of Series A Preferred Stock for ten million dollars ($10,000,000).

          Section 2.2  Closings.
                       --------

                       (a) The first closing of the purchase and sale of the Series A Preferred Stock (the "First Closing") shall take place at 9:00 a.m.,
                               -------------
local time, on September 7, 2000, or such other date as promptly thereafter as of which all of the conditions relating to the First Closing set forth in Article VII hereof shall have been satisfied or duly waived or at such other time and date as the parties hereto shall agree in writing (the "First Closing Date"), at the offices of Latham & Watkins, 885 Third Avenue,
 ------------------
Suite 1000, New York, NY 10022-4802 or at such other place as the parties hereto shall agree in writing.

                       (b) If necessary, a second closing of the purchase and sale of the Series A Preferred Stock (the "Second Closing") shall take place at
                                           --------------
such date and time to be agreed upon by the parties hereto as promptly as practicable after as of which all of the conditions set forth in Article VII hereof shall have been satisfied or duly waived as the parties hereto shall agree in writing (the "Second Closing Date"), at the offices of Latham &
                       -------------------
Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022-4802 or at such other place as the parties hereto shall agree in writing.

          On each Closing Date (i) the Purchaser shall deposit into a bank account designated by the Company on such Closing Date, by wire transfer of immediately available funds, an amount equal to the aggregate purchase price of the Shares being purchased from the Company pursuant to Section 2.1(b) or (c), as the case may be, and (ii) the Company shall deliver to the Purchaser, against payment of the purchase price therefor, certificates representing the Shares, being purchased by Purchaser pursuant to Section 2.1(b) or (c). The Shares shall be in definitive form and registered in the name of the Purchaser or its nominee or designee and in such denominations (including fractional shares) as the Purchaser shall request not later than one business day prior to the Closing Date.

                                 ARTICLE III.


                        REPRESENTATIONS AND WARRANTIES

                                OF THE COMPANY

          The Company hereby represents and warrants to the Purchaser as follows:

          Section 3.1  Organization and Standing. The Company is duly
                       -------------------------
incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, or together with such failure of its Subsidiary referred to in Section 3.3(b) below reasonably be expected to have a Material Adverse Effect.

          Section 3.2  Capital Stock. Immediately following the First Closing,
                       -------------
the authorized capital stock of the Company will consist solely of (a) forty million (40,000,000) shares of Common Stock, of which (i) seventeen million nine hundred thirty eight thousand two hundred forty four (17,938,244) shares will be issued and outstanding and (ii) thirteen million sixty three thousand fifty eight (13,063,058) shares will be reserved for issuance upon the conversion of the Series A Preferred Stock (including the Series A Preferred Stock issuable upon exercise of the

Warrants and as dividends as provided in the Certificate of Designations but excluding shares of Common Stock issuable upon conversion of the Series A Preferred Stock to be issued at the Second Closing) and (b) one million (1,000,000) shares of Preferred Stock, of which (i) one hundred thousand (100,000) shares of Series A Preferred Stock will be issued and outstanding and
(ii) two hundred fifty thousand (250,000) shares of Series A Preferred Stock will be reserved for issuance at the Second Closing, in connection with the exercise of the Warrants and as dividends as provided in the Certificate of Designations. Immediately following the First Closing, each share of capital stock of the Company that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable. Any shares of Series A Preferred Stock issued in the Second Closing, in connection with the exercise of the Warrants, or as a dividend on any outstanding shares of Series A Preferred Stock, are duly authorized, and, when issued and paid for in connection with the Second Closing, will be validly issued, fully paid and nonassessable. Upon conversion of any shares of Series A Preferred Stock in accordance with their terms, all of the Common Stock issued upon such conversion will be duly authorized, validly issued, fully paid and nonassessable (giving effect to and assuming, with respect to the shares of Series A Preferred Stock issuable in connection with the Second Closing only, the Recapitalization). Schedule 3.2(a) sets forth a true and complete table of (i) the capitalization of the Company immediately prior to the First Closing, (ii) a pro forma capitalization of the Company immediately following the transactions contemplated by the Documents and
(iii) assuming the exercise of all of the Warrants. Except as set forth on
Schedule 3.2(b) or as contemplated by this Agreement, at the date hereof there are, and immediately following the First Closing there will be (a) no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or acquire any issued or unissued shares of capital stock of the Company and (b) no restrictions upon the voting or transfer of any shares of capital stock of the Company pursuant to its Charter, Amended and Restated Bylaws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound. The holders of the Series A Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designation.

          Section 3.3  Subsidiary.
                       ----------

                       (a) Schedule 3.3 sets forth the one Subsidiary, including the percentage of the fully diluted capital stock of such Subsidiary owned, directly or indirectly, by the Company.

                       (b) The Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and as proposed to be conducted. The Subsidiary is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify could not, individually or in the aggregate, or together with such failure of the Company referred to in Section 3.1 above, reasonably be expected to have a Material Adverse Effect.

                       (c) The outstanding shares of capital stock of the Subsidiary has been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.3, (i) all of the shares of the Subsidiary are owned of record and beneficially, directly or indirectly, by the Company, free and clear of all Liens and (ii) there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of the Subsidiary.

          Section 3.4  Authorization; Enforceability. The Company has the
                       -----------------------------
corporate power to execute, deliver and perform its obligations under each of the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Documents and to consummate the transactions contemplated hereby and thereby except, with respect to the Second Closing. No other corporate proceedings on the part of the Company are necessary therefor. The Company has duly executed and delivered this Agreement. This Agreement constitutes, and each of the other Documents, when executed and delivered by the Company and, assuming due execution by the other parties hereto and thereto, will constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Section 3.5  No Violation; Consents.
                       ----------------------

                       (a) The execution, delivery and performance by the Company of each of the Documents and the consummation of the transactions contemplated hereby and thereby does not and will not contravene any Applicable Law. The execution, delivery and performance by the Company of each of the Documents and the consummation of the transactions contemplated hereby and thereby (i) will not (after giving effect to all amendments or waivers obtained on or prior to the First Closing Date) (x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, Benefit Plan, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject or (y) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of any of them, or (z) permit or cause the acceleration of the maturity of any debt or obligation of the Company or its Subsidiary in an amount exceeding, in the aggregate, $500,000, and (ii) will not violate any provision of the Charter or the Amended and Restated Bylaws of the Company or its Subsidiary.

                       (b) Except as set forth on Schedule 3.5(b), no consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Company or its Subsidiary for the execution, delivery and performance of any of the Documents, or the consummation of any of the transactions contemplated hereby or thereby, except (i) for those consents or authorizations required for the First Closing that will have been obtained or made on or prior to the First Closing Date, (ii) for those consents or authorizations required for the Second Closing, if any, that will have been obtained or made on or prior to the Second Closing Date or (iii) where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 3.6  Litigation. Except as set forth on Schedule 3.6, there
                       ----------
are no pending or, to the best knowledge of the Company, threatened claims, actions, suits, labor disputes, grievances, administrative or arbitration or other proceedings or, to the best knowledge of the Company, investigations against the Company, its Subsidiary or their respective assets or properties before or by any Governmental Authority or before any arbitrator that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the transactions contemplated by any of the Documents is restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse conditions have been imposed thereon by any Governmental Authority or arbitrator. None of the Company, its Subsidiary or any of their respective assets or properties, is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 3.7  SEC Documents; Financial Statements.
                       -----------------------------------

                       (a) Since June 24, 1999, (i) the Company has filed all forms, reports and documents with the Commission (including all exhibits thereto) required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), each of
                                                       -------------
which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed and (ii) no event of which the Company has knowledge has occurred which the Company reasonably believes requires the filing of a Form 8-K with the Commission and which has not been filed.. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has heretofore made available to the Purchasers copies of each of the SEC Documents (other than exhibits or schedules to the SEC Documents).

                       (b)  The financial statements contained in the SEC
Documents: (i) comply as to form in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the Commission, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); and (iii) fairly present the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the periods covered thereby.

                       (c) The unaudited financial statements dated as of July 31, 2000, which have been furnished to the Purchaser: (i) were prepared in accordance with GAAP applied on a consistent basis with prior periods, except as indicated in the notes, if any, to such financial statements (which are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect)) and (ii) fairly present the consolidated financial position of the Company and its Subsidiary as of the date thereof and the consolidated results of operations of the Company and its Subsidiary for the period covered therein.

                         (d)  No representation or warranty of the Company
contained in any document, certificate or written statement furnished or made available to the Purchasers by or at the direction of the Company for use in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state any material fact (known to the Company, in the case of information not furnished by them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known to the Company (other than matters of a nature affecting the general economy) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and that have not been disclosed in the SEC Documents, this Agreement or in such other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated by this Agreement.

                         (e)  As of December 31, 1999, the Company had no assets
or liabilities that would have been required to reflect in consolidated financial statements of the Company prepared in accordance with GAAP, including notes thereto, that are not reflected in the financial statements contained in the SEC Documents.

          Section 3.8    Change in Condition.
                         -------------------

                         (a)  Since December 31, 1999, there has been no
material adverse change in the business, operations, properties, prospects or condition (financial or other) of the Company or its Subsidiary, whether or not arising in the ordinary course of business.

                         (b)  To the best knowledge of the Company, there is no
event, condition, circumstance or development which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 3.9    Employee Benefit Plans and Labor Matters.
                         ----------------------------------------

                         (a)  For purposes of this Agreement:

                              (i) "Benefit Plan" means any employee benefit plan, arrangement, policy or commitment, including, without limitation, any employment, consulting, severance or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any such date and time to be agreed upon by the parties hereto as promptly as practicable after life, health, disability or accidental death and dismemberment insurance plan, any holiday and vacation practice or any other employee benefit plan, within the meaning of section 3(3) of ERISA, whether formal or informal, written or oral and whether legally binding or not, that is maintained, administered or contributed to or was maintained, administered or contributed to at any time by the Company or any of its ERISA Affiliates for the benefit of any employee, former employee, consultant, officer or director of the Company or any ERISA Affiliate;

                              (ii) "Code" means the Internal Revenue Code of 1986, as amended;

                              (iii) "Employee" means any individual employed by the Company or any of its ERISA Affiliates;

                              (iv) "IRS" means the United States Internal Revenue Service; and

                              (v) "PBGC" means the Pension Benefit Guaranty Corporation.

                         (b)  Schedule 3.9(b) lists all Benefit Plans. With
respect to each such plan, the Company has delivered or made available to the Purchasers correct and complete copies of (i) all plan texts and agreements and related trust or other funding arrangements (including all amendments thereto);
(ii) all summary plan descriptions and material employee communications; (iii) the annual report and actuarial report (including all schedules thereto) if required under ERISA or other applicable law, for the last three most recently completed plan years; (iv) the most recent annual audited financial statement;
(v) if the plan is intended to qualify under Code section 401(a) or 403(a), the most recent determination letter, if any, received from the IRS; and (vi) all material communications with any Governmental Authority (including, without limitation, the PBGC and the IRS).

                         (c)  There are no Benefit Plans that (i) are subject to
any liability under Code section 412, ERISA section 302 or Title IV of ERISA and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring such liability; (ii) are intended to qualify under Code section 401(a) or 403(a); or (iii) provide benefits to current or former Employees beyond their retirement or other termination of service (other than coverage mandated by Code section 4980B and Part 6 of Title I of ERISA), or are self-insured "multiple employer welfare arrangements," as such term is defined in section 3(40) of ERISA.

                         (d)  Except as set forth on Schedule 3.9(d), each
Benefit Plan conforms in all material respects to, and its administration is in all material respects in compliance with, its terms and all Applicable Law, including but not limited to ERISA and the Code.

                         (e)  The consummation of the transactions contemplated
by this Agreement will not (i) entitle any current or former Employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any similar payment; or (ii) accelerate the time of payment or vesting of any right or privilege, or increase the amount of any compensation due to, any current or former Employee or officer.

                         (f)  No Benefit Plan is a "multiple employer plan" or a
"multiemployer plan" within the meaning of the Code or ERISA.

                         (g)  In the six years preceding the date hereof, (i) no
Benefit Plan that is or was subject to Title IV of ERISA has been terminated;
(ii) no reportable event within the meaning of section 4043 of ERISA has occurred; (iii) no filing of a notice of intent to terminate such a Benefit Plan has been made; (iv) the PBGC has not initiated any proceeding to terminate any such Benefit Plan and no condition exists that presents a material risk that such proceeding will be initiated; and (v) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred.

                         (h)  Except as set forth on Schedule 3.9(h), neither
the Company nor any of its Subsidiaries has any existing arrangement with any of its Employees providing for an excise tax gross up in respect of any excise taxes imposed by section 4999 of the Code.

                         (i)  Except as set forth on Schedule 3.9(i), none of
the Company, any Subsidiary or any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Benefit Plan that would affect any Employee or former Employee.

                         (j)  Except as set forth on Schedule 3.9(j), (i) no
amounts payable under the Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 162(a)(1), 162(m) or 280G of the Code and (ii) all contributions (including all employer contributions and employee salary reduction contributions) required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements. Each Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) unfunded.

                         (k)  Except as set forth on Schedule 3.9(k):

                              (i)    there is no labor strike, dispute,
          slowdown, stoppage or lockout actually pending, or to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries and during the past five years there has not been any such action;

                              (ii) to the knowledge of the Company and any of its Subsidiaries, there are no union claims to represent the employees of the Company or any of its Subsidiaries;

                              (iii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company;

                              (iv)   the employees of the Company are not
          represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company, nor does any question concerning representation exist concerning such employees;

                              (v) true, correct and complete copies of all written personnel policies, rules and procedures applicable to employees of the Company have heretofore been delivered to the Purchaser;

                              (vi) the Company is, and has at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation;

                              (vii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency;

                              (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company;

                              (ix) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices;

                              (x)    to the knowledge of the Company, no
          federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and no such investigation is in progress; and

                              (xi) there are no complaints, controversies, lawsuits or other proceedings pending or, to the knowledge of the Company, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Except as set forth in Schedule 3.9(k)(xi), there are no employment contracts or severance agreements with any employees of the Company. The execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which the Company is a party.

                              (xii) Since the enactment of the WARN Act, the Company has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.9(k)(xii), none of the employees of the Company has suffered an "employment loss" (as defined in the WARN Act) with regard to their employment with the Company since March 1, 1995.

          Section 3.10   Properties.  Except as otherwise stated in the SEC
                         ----------
Documents filed and publicly available prior to the date hereof, the Company and its Subsidiary have good and marketable title, free and clear of all liens, encumbrances or claims of which the Company has knowledge to all of its real and personal property, except where such liens, encumbrances and equities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, except as otherwise stated in the SEC Documents filed and publicly available prior to the date hereof, the Company and its Subsidiary have valid and enforceable leases to all of the real and personal property described in the SEC Documents as under lease to it except where such invalidity or unenforceability of such leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 3.11   Compliance with Law. The operations of the Company have
                         -------------------
been conducted in accordance with all Applicable Laws, including, without limitation, all Applicable Laws relating to consumer protection, currency exchange, employment (including, without limitation, equal opportunity and wage and hour), safety and health, environmental protection, conservation, wetlands, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension and securities, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents filed and publicly available prior to the date hereof, the Company has not received notice of any violation of or noncompliance with any Applicable Laws except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.11, there are no proposed or pending federal privacy laws or regulations, nor, to the knowledge of the Company, any proposed or pending state privacy laws or regulations, which if enacted in the form drafted as of the First Closing or the Second Closing, as the case may be, would prevent the Company from pursuing their current line of business or the Trust Advocacy Business, except in such instances which would not individually or in the aggregate have a Material Adverse Effect.

          Section 3.12   Tax Matters.  Except as set forth in Schedule 3.12:
                         -----------

                         (a)  The Company and its Subsidiary have duly and
properly filed, or will duly and properly file, on a timely basis, all material Tax Returns which were or will be required to be filed by them for all periods ending on or before any Closing Date. All such Tax

Returns of the Company and its Subsidiary were (or will be) true, correct and complete in all material respects when filed. The Company and its Subsidiary have paid all material Taxes required to be paid by them for periods ending on or before any Closing Date, or with respect to any period that ends after any Closing Date, the portion of such period up to and including any Closing Date, other than those Taxes being contested in good faith or those Taxes currently payable without penalty or interest, in each case for which an adequate reserve or accrual has been established in the Financial Statements in accordance with GAAP.

                         (b)  All material Taxes that the Company and its
Subsidiary are or were required by law to withhold or collect through any Closing Date have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company and its Subsidiary except for statutory liens for Taxes not yet due or delinquent.

                         (c)  Neither the Company nor its Subsidiary is
currently the beneficiary of any waivers or extensions with respect to any Tax Returns, no Tax Returns of the Company are currently under audit or examination by any Governmental Authority and to the best knowledge of the Company and its Subsidiary, no such audit or examination is threatened. No issue was raised in any audit or examination of Tax Returns by any Governmental Authority that, if raised with respect to any period not so audited or examined, could be expected to result in a proposed deficiency.

                         (d)  Neither the Company nor its Subsidiary is party
to, bound by or has an obligation under, any Tax allocation, Tax indemnity, or Tax sharing agreement or similar contract arrangement. Neither the Company nor its Subsidiary (i) has been a member of an affiliated group filing a consolidated Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, agreement to indemnify or otherwise. Neither the Company nor its Subsidiary has any obligation by contract, agreement, arrangement or otherwise to permit any person, other than the Company and its Subsidiary, to use the benefit of a refund, credit or offset of Tax of any of the Company and its Subsidiary.

                         (e)  Neither the Company nor its Subsidiary has been a
United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the period specified in section 897(c)(1)(A)(ii) of the Code.

                         (f)  Neither the Company nor its Subsidiary has filed
(or will file prior to any Closing) a consent under section 341(f) of the Code.

          Section 3.13   Environmental Matters.
                         ---------------------

                         (a)  The Company and its Subsidiary are in compliance
in all material respects with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, or radon ("Materials of Environmental Concern")), or otherwise
                      ----------------------------------
relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure, and reporting requirements respecting Materials of Environmental Concern. Each of the Company and its Subsidiary possess all permits and other governmental authorizations required under all applicable Environmental Laws, and is in compliance in all material respects with the terms and conditions thereof. All permits and other governmental authorizations currently held by the Company and its Subsidiary pursuant to the Environmental Laws are identified in Schedule 3.13(a).

                         (b)  Neither the Company nor its Subsidiary has
received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or its Subsidiary are not in full compliance with any Environmental Laws and, to the best knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance in the future.

                         (c)  There is no claim, action, written or oral notice
or cause of action pending or, to the best knowledge of the Company, any investigation or notice of violation threatened (together, "Environmental
                                                            -------------
Claim") by any person or entity alleging potential liability (including, without
-----
limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or its Subsidiary or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against the Company or its Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiary has retained or assumed either contractually or by operation of law.

                         (d)  To the best knowledge of the Company, there are no
past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or its Subsidiary or, to the Company's or its Subsidiary's best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim the Company or its Subsidiary has retained or assumed either contractually or by operation of law.

                         (e)  Without in any way limiting the generality of the
foregoing, (i) there are no on-site or off-site locations where the Company or its Subsidiary has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on any property owned, leased, operated or controlled by the Company or its Subsidiary, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company or its Subsidiary, and (iv) there are no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled by the Company or its Subsidiary.

                         (f)  The Company and its Subsidiary has provided to the
Purchasers all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company or its Subsidiary regarding environmental matters pertaining to or the environmental condition of the business of the Company or its Subsidiary, or the compliance (or noncompliance) by the Company or its Subsidiary with any Environmental Laws.

                         (g)  Neither the Company nor its Subsidiary is required
by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Materials of Environmental Concern, (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any Governmental Authority, or (iv) to record or deliver to any person or entity any disclosure document or statement pertaining to environmental matters.

          Section 3.14   Enforceability of Contracts; Material Contracts.
                         -----------------------------------------------
Except as set forth on Schedule 3.14, there are no other contracts material, individually or in the aggregate, to the business, operations, properties, prospects or financial condition of the Company or its Subsidiary (collectively, the "Commitments"). To the Company's best knowledge, neither the Company nor its Subsidiary is in default in respect of any Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, after due inquiry, no other party to any of the Commitments is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 3.15   Accuracy of Information.  None of the representations,
                         -----------------------
warranties or statements of the Company contained in this Agreement or in the exhibits hereto contains any untrue statement of a material fact or, taken as a whole together with the SEC Documents, omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

          Section 3.16   Brokers.  Neither the Company nor its Subsidiary or
                         -------
their respective agents and representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement.

          Section 3.17   Outstanding Indebtedness; Liens.
                         -------------------------------

                         (a)  Schedule 3.17(a) sets forth and identifies in
reasonable detail all individual items of outstanding short-term and long-term Indebtedness of the Company and its

Subsidiary in excess of $25,000 incurred or otherwise not listed on the most recent financial statement received by the Purchasers, including all notes issued by the Company or its Subsidiary to finance the acquisition of real or personal property, prior to and after giving effect to the transactions contemplated by this Agreement.

                         (b)  Except as set forth on Schedule 3.17(b), there are
no Liens outstanding on the date hereof and there will be no Liens outstanding as of the Closing on any property or asset of the Company or its Subsidiary.

          Section 3.18   Related-Party Transactions.
                         --------------------------

                         (a)  Except as set forth in the Company's filings under
the Exchange Act,

                              (i) no employee, officer, stockholder, director or consultant of the Company or member of his or her immediate family (defined as parents, spouse, siblings or lineal descendents) is indebted to the Company, and the Company is not indebted (or committed to make any loans or extend or guarantee any credit) to any of them;


                              (ii)  to the knowledge of the Company, no
          employee, officer, stockholder, director or consultant of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except stock ownership by employees, officers, stockholders or directors of the Company and members of their immediate families in publicly traded companies; and

                              (iii) no officer, stockholder or director or any member of their immediate families is, directly or indirectly, interested in any contract (other than the Documents) with the Company.

                         (b)  Except for the Documents or as set forth on
Schedule 3.18(b), the Company has not entered into any side letters, agreements or other arrangements with any existing or prospective stockholder.

          Section 3.19   Offering Exemption. Assuming the truth and accuracy of
                         ------------------
the Purchaser's representations and warranties contained in Section 4, the offer and sale of the Series A Preferred Stock as contemplated hereby and the issuance and delivery to the Purchaser of the Shares and the shares of Common Stock issuable upon the conversion of the Shares are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and under
                                             --------------
applicable state securities and "blue sky" laws, as currently in effect.

          Section 3.20   Company Status. The Company is not (i) a "public
                         --------------
utility holder company" or a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" as defined in the Investment Company Act of 1940, as amended.

          Section 3.21   Insurance. Schedule 3.21 sets forth copies of
                         ---------
certificates of all insurance coverage carried by the Company, identifying the carrier and the amount of coverage.

          Section 3.22   Proprietary Rights.
                         ------------------

                         (a)  Except as set forth on Schedule 3.22(a): (i) the
Company is the sole owner, free and clear of any lien or encumbrance, of, or has a valid license, without the payment of any royalty except with respect to off-the-shelf software and otherwise on commercially reasonable terms, to all U.S. and foreign trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, patents, registered designs, copyrights, computer software and databases, whether or not registered, web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, formulae, know-how, proprietary and intellectual property rights and information, including all grants, registration and applications relating thereto (collectively, the "Proprietary Rights") necessary or advisable for the conduct of its business as now conducted or as presently proposed to be conducted (such Proprietary Rights owned by or licensed to the Company collectively, the "Company Rights"); (ii) the Company has taken, and will take all actions which are necessary or advisable in order to protect the Company Rights, and to acquire Proprietary Rights, consistent with prudent commercial practices in the relevant industry; (iii) the Company's rights in the Company Rights are valid and enforceable; (iv) the Company has received no demand, claim, notice or inquiry from any Person in respect of the Company Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company in, any such Company Rights, and the Company knows of no basis for any such challenge; (v) the Company is not in violation or infringement of, and has not violated or infringed, any Proprietary Rights of any other Person; (vi) to the knowledge of the Company, no Person is infringing any Company Rights; and (vii) except on an arm's-length basis for value and other commercially reasonable terms, the Company has not granted any license with respect to any Company Rights to any Person.

                         (b)  Schedule 3.22(b) contains a complete and accurate
description of the Company Rights material, individually or in the aggregate, to the operation of the Company's business and all of the material licenses and other agreements relating thereto.

                         (c)  Except as set forth on Schedule 3.22(c), as of the
First Closing, all of the Company's employees at or above the level of vice president, and all employees involved in the invention, creation and development of Proprietary Rights, have executed a proprietary rights and inventions agreement in the form attached to Schedule 3.22(c) hereof.
                                  ----------------

          Section 3.23   Profitability Analysis.
                         ----------------------

          The Consumer Profitability Analysis does not contain any untrue material statements or elements nor does it omit a statement or element necessary in order to make the analysis contained therein, in the light of the circumstances, not misleading, except that the basis, assumptions, projections, expressions of opinion and predictions made in connection with such Consumer profitability were made in good faith and the Company believes that there is a reasonable basis thereof. It is understood that the Consumer Profitability Analysis is not a guarantee of future results.

                                  ARTICLE IV.

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

    The Purchaser hereby represents and warrants to the Company as follows:

          Section 4.1    Authorization; Enforceability; No Violations.
                         --------------------------------------------

                         (a)  The Purchaser is duly organized and validly
existing in good standing as a partnership under the laws of the State of Delaware and has all requisite limited partnership power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Purchaser has the partnership power to execute, deliver and perform the terms and provisions of the Documents and has taken all necessary partnership action to authorize the execution, delivery and performance by it of such Documents and to consummate the transactions contemplated hereby and thereby. No other partnership proceedings on the part of such Purchaser is necessary therefor.

                         (b)  The Purchaser has duly executed and delivered this
Agreement and, at the First Closing, will have duly executed and delivered the other Documents to which it is a party. This Agreement constitutes, and the other Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, and, assuming the due execution by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Section 4.2    Consents. No consent, authorization or order of, or
                         --------
filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Purchaser for the execution, delivery and performance by the Purchaser of this Agreement or any of the other Documents or the consummation by the Purchaser of any of the transactions contemplated hereby or thereby other than (a) those required for the First Closing that will have been made or obtained on or prior to the First Closing Date and (b) those required for the Second Closing that will have been made or obtained on or prior to the Second Closing Date, as the case may be.

          Section 4.3    Private Placement.
                         -----------------

                         (a)  The Purchaser understands that (i) the offering
and sale of the Securities by the Company to the Purchaser is intended to be exempt from registration under the Securities Act pursuant to section 4(2) thereof, and (ii) there is no existing public or other market for the Securities.

                    (b) The Securities to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and without a view to making a distribution thereof in violation of the Securities Act, without prejudice, however, to its right to sell or otherwise dispose of all or any part of such Securities in compliance with the provisions of the Securities Act and applicable state securities or "blue sky" laws.

                    (c) The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities.

                    (d) The Purchaser is an "accredited investor," as such term is defined in Regulation D under the Securities Act.

                    (e) The Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 7.2(k) hereof, Latham & Watkins will rely, in part, on the accuracy and truth of its representations in this Section 4.3, and the Purchaser hereby consents to such reliance.

                    (f) The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by the Purchaser. Any questions raised by the Purchaser concerning the transaction have been answered to the satisfaction of the Purchaser. The Purchaser's decision to enter into the transactions contemplated hereby is based in part on the answers to such questions as the Purchaser has raised concerning the transaction and on the Purchaser's own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

                                  ARTICLE V.

                           COVENANTS OF THE COMPANY

     Section 5.1    Operation of Business.
                    ---------------------

                    (a) From the date hereof until the Second Closing Date (or the earlier termination of this Agreement pursuant to Section 8.4), except as contemplated hereby or as consented to in writing by the Purchaser, the Company shall, and shall cause its Subsidiary to: (i) operate its business in the normal course and use its reasonable best efforts to preserve its present business organization intact and its present relationships with persons having material business dealings with it; and (ii) continue to maintain, in all material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use.

                    (b) From the date hereof until the Second Closing Date (or the earlier termination of this Agreement pursuant to Section 8.4), except as provided for herein, or contemplated hereby, and except as consented to or approved by the Purchaser, the Company shall not, and shall not permit its Subsidiary to take any action that would reasonably be expected to cause any of the representations and warranties made by the Company in this Agreement not to remain true and correct as if made at and as of each Closing Date.

     Section 5.2    Access to Books and Records. Upon reasonable notice, the
                    ---------------------------
Company shall afford, and shall cause its Subsidiary to afford, to the Purchaser and the Purchaser's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Second Closing Date (or the earlier termination of this Agreement pursuant to Section 8.4) to all the Company's and its Subsidiary's properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Purchaser (a) a copy of each report, schedule and other document filed or received by the Company or its Subsidiary pursuant to the requirements of federal or state securities laws, and (b) all other information concerning the Company's and the Subsidiary's business, properties and personnel as the Purchaser may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchaser, and except as such information may be obtained by Purchaser from the SEC Documents.

     Section 5.3    Agreement to Take Necessary and Desirable Actions. The
                    -------------------------------------------------
Company shall execute and deliver the Documents and such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Purchaser in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

     Section 5.4    Compliance with Conditions; Best Efforts. The Company shall
                    ----------------------------------------
use its best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

     Section 5.5    Consents and Approvals. The Company shall (a) use its best
                    ----------------------
efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Document or any of the transactions contemplated hereby or thereby, and (b) diligently assist and cooperate with the Purchaser in preparing and filing all documents required to be submitted by the Purchaser to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Purchaser in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchaser all information concerning the Company and its Subsidiary that counsel to the Purchaser reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

     Section 5.6    Tax Treatment of Preferred Stock. The Company covenants and
                    -------------------------------
agrees not to take any action inconsistent with the Series A Preferred Stock being considered common stock for U.S. Federal income tax purposes.

     Section 5.7    HSR Act Filings. As promptly as practicable after the date
                    ---------------
hereof but in any event no later than 10 days thereafter, the Company shall file all reports and documents as may be necessary to comply with the HSR Act. The Company shall cooperate with and assist the Purchaser and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

     Section 5.8    RESERVED.
                    --------

     Section 5.9    Use of Proceeds. The Company shall use the proceeds from the
                    ---------------
sale of Shares hereunder for continued product development, growth of its sales organization, working capital, acquisition of technology assets as appropriate and other general corporate purposes.

     Section 5.10   New Option Plan; Awards. At its next regularly scheduled
                    -----------------------
annual meeting or at such earlier time as determined by a majority of the Board of Directors, the Company shall use reasonable efforts to have its holders of Securities approve (i) amendments to each of the Amended and Restated 1998 Stock Incentive Plan (the "1998 Plan") and the 2000 Stock Incentive Plan (the "2000 Plan") that authorize the issuance of an additional 6,500,000 and 1,000,000 shares of Common Stock under the 1998 Plan and 2000 Plan, respectively, and (ii) certain other changes necessary to authorize the awards of new options and the inclusion of competition option claw backs. The Company shall recommend to the Board of Directors and use reasonable efforts to facilitate the granting of such awards by the Board of Directors (or the Compensation Committee thereof) to the persons listed on Schedule 5.10 in such forms as shall be approved by the Board of Directors. Any additional awards under the 1998 Plan and 2000 Plan shall be approved by the Board of Directors, subject to the approval of the members thereof nominated by the Purchaser.

     Section 5.11   Director and Officer Insurance; "Key Man" Life Insurance.
                    --------------------------------------------------------
The Company has provided and will maintain, and the Purchaser have received copies of current and effective liability insurance policies, which provide coverage for the directors and officers of the Company with respect to any liabilities reasonably incurred in connection with their services for or on behalf of the Company. The Company will maintain "key man" life insurance on the life of Brent N. Cohen in the amount of five million dollars ($5,000,000), such policy shall be owned by the Company and shall name the Company as beneficiary and loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors, including the approval of the members thereof nominated by the Purchaser.

     Section 5.12   Company Insurance. Within sixty (60) days after the Closing
                    -----------------
Date the Company shall procure and maintain insurance in such amounts (to the extent available in the public market), including (as applicable) self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business similarly situated.

     Section 5.13   Agreements with Employees. The Company shall require the
                    -------------------------
execution of a proprietary information and assignment of inventions agreement ("Proprietary Rights Agreement"), in the form attached as Exhibit C hereto by
  ----------------------------                            ---------
all of the Company's employees at or above the level of vice president, and other employees involved in the invention, creation or development of Proprietary Rights, proprietary information and assignment of inventions agreement.

     Section 5.14   Maintenance of Existence. The Company shall maintain in full
                    ------------------------
force and effect its corporate existence, rights, governmental approvals and franchises and all licenses and other rights to use patents, processes, trademarks, trade names or copyrights owned or possessed by it and deemed by it to be material to the conduct of its business.

     Section 5.15   Books and Records. The books of account and other financial
                    -----------------
and corporate records of the Company shall be maintained in accordance with good business and accounting practices.

     Section 5.16   Reservation of Common Stock. From and after the Closing
                    ---------------------------
Date, the Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Series A Preferred Stock, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock are or will be duly authorized and, when issued or delivered in accordance with the Certificate of Designation and against payment therefor, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock in accordance with the terms of the Certificate of Designation and otherwise comply with the terms hereof and thereof.

     Section 5.17   Compliance with Law. The operations of the Company will
                    -------------------
continue to be conducted in accordance with all Applicable Laws, including, without limitation, all Applicable Laws relating to consumer protection, currency exchange, employment (including, without limitation, equal opportunity and wage and hour), safety and health, environmental protection, conservation, wetlands, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension and securities, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.18   Board Meetings. A meeting of the Company's Board of
                    --------------
Directors shall be held at least once per month, unless otherwise agreed by a majority of directors who are not employees of the Company.

     Section 5.19   Recapitalization. The Company will use reasonable efforts to
                    ----------------
present to its stockholders at or prior to the next Annual Meeting of Stockholders a proposal to amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock of the Company to a number sufficient to allow fully (i) the conversion of all authorized shares of Series A Preferred Stock, which may be issued in connection with the Second Closing (including all dividends which may accumulate with respect thereto), and
(ii) the issuance of all shares of Common Stock pursuant to then existing option plans of the Company (the "Recapitalization").

                                  ARTICLE VI.

                          COVENANTS OF THE PURCHASER

     Section 6.1    Agreement to Take Necessary and Desirable Actions. The
                    -------------------------------------------------
Purchaser agrees to execute and deliver each of the Documents and such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Company in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

     Section 6.2    Compliance with Conditions; Commercially Reasonable Efforts.
                    -----------------------------------------------------------
The Purchaser will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

     Section 6.3    HSR Act Filings. As promptly as practicable after the date
                    ----------------
hereof but in any event no later than ten (10) days thereafter, the Purchaser shall file all reports and documents as may be necessary to comply with the HSR Act. The Purchaser shall cooperate with and assist the Company and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

     Section 6.4    Confidential Information. The Purchaser acknowledges that
                    ------------------------
the information being provided under Section 5.2 may be material non-public information and the Purchaser hereby covenants and agrees to keep, and cause its representatives to keep, confidential any information identified by the Company as confidential, in a writing delivered to the Purchaser unless (a) such information becomes generally available to the public (other than as a result of a breach of this provision by the Purchaser), (b) such information was available to the Purchaser on a non-confidential basis from a source (other than the Company or its representatives) that, to the Purchaser's knowledge, is not and was not prohibited from disclosing such information to the Purchaser by a contractual, legal or fiduciary obligation or (c) the Purchaser is required by law to disclose such information; provided, that in an event specified in clause
(c), the Purchaser shall provide the Company with prompt prior written notice of such required disclosure, the Purchaser shall disclose only that portion of the confidential information that the Purchaser is advised by counsel is legally required, and the Purchaser shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such information. The Purchaser agrees that it will comply, and will cause its representatives to comply, with all U.S. securities laws applicable to the receipt of material non-public information and restrictions on trading in securities when in possession of such information. The Purchaser agrees not to use any confidential information in violation of any law.

     Section 6.5    Purchaser Voting. If necessary, when stockholder approval is
                    ----------------
sought, the Purchaser hereby agrees to vote its Shares in favor of the New Option Plan.

                                 ARTICLE VII.

                        CONDITIONS PRECEDENT TO CLOSING

     Section 7.1    Conditions to the Company's Obligations. The obligations of
                    ---------------------------------------
the Company hereunder required to be performed on each Closing Date with respect to the Purchaser shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Purchaser, shall be made in writing), at or prior to the Closing occurring on such Closing Date, of the following conditions:

                    (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of such Closing Date, except with respect to the Second Closing at which time such representations and warranties may be amended by the Purchaser as set forth in a schedule to be provided by the Purchaser.

                    (b) The Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by the Purchaser such at or prior to such Closing Date.

                    (c) All governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of the transactions contemplated at such Closing shall have been obtained and shall be in full force and effect, excluding, in the case of the First Closing only, expiration of the applicable waiting period under the HSR Act with respect to Shares to be purchased at the Second Closing, and the Company shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 7.2    Conditions to The Purchaser's Obligations. The obligations
                    -----------------------------------------
of the Purchaser hereunder required to be performed at each Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Company, shall be made in writing), at or prior to the Closing, or in the case of the conditions specified in Section 7.2(o) below, prior to the Second Closing, of the following conditions:

                    (a) The representations and warranties of the Company made herein shall be true and correct in all material respects (disregarding, for purposes of such determination of materiality, all qualifications in such representations and warranties regarding "material") as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties made herein that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date).

                    (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by it at or prior to such Closing Date.

                    (c) Effective immediately prior to the First Closing, Donald Kushner and Peter Locke will resign as Co-Chairmen of the Company and Donald Kushner shall resign as a director of the Company. Effective immediately after the First Closing, the Company's Board of Directors shall consist of not more than seven (7) directors, who shall be Lawrence D. Lenihan, Jr., Richard R. Heitzmann, Alan C. Mendelson, Harry B. Chandler, Peter Locke, Brent N. Cohen and Nicholas Rockefeller.

                    (d) All documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be satisfactory to the Purchaser, shall have been executed and delivered by the parties thereto and no party to any of the foregoing (other than the Purchaser) shall have breached any of its material obligations thereunder.

                    (e) (i) Since December 31, 1999, no change, occurrence or development shall have occurred, been threatened or become known to the Purchaser that could reasonably be expected to have a Material Adverse Effect on the business, operations, prospects, properties or condition (financial or other) of the Company and its Subsidiary, taken as a whole, which, in the reasonable judgment of the Purchaser, is or may be materially adverse to the Company and its Subsidiary, taken as a whole, and (ii) the Purchaser shall not have become aware of any information or other matter relating to the Company (x) of which the Company (but not the Purchaser) had knowledge on or prior to the date of this Agreement, (y) that, in the Purchaser's reasonable judgement, is inconsistent with any information or other matter relating to the Company disclosed to the Purchaser by the Company or any of its representatives prior to the date of this Agreement, and (z) would have been viewed by the Purchaser, in its reasonable judgment, as having materially and adversely altered the total mix of information made available to the Purchaser prior to the date of this Agreement. For purposes of this Section 7.2(e), the Company shall be deemed to have "knowledge" of a particular fact or other matter if (I) any individual who is serving, or who has at any time served, as a director, officer or management-level employee of the Company is actually aware of such fact or other matter; or
(II) a prudent individual serving as a director, officer or management-level employee of the Company could be expected to discover or otherwise become aware of such fact or other matter in the diligent exercise of his or her duties in such capacity.

                    (f) Since December 31, 1999, the business of the Company shall have been operated in compliance with all Applicable Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                    (g) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority or other Person pending or threatened which, in the reasonable judgment of such Purchaser, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental matters or the Benefit Plans) pending or threatened against the Company or its Subsidiary which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (h) The procurement and maintenance of "key man" life insurance on the life of Brent Cohen in the amount of Five Million Dollars ($5,000,000).

                    (i) All governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of all of the transactions contemplated at such Closing shall have been obtained and shall be in full force and effect, excluding, in the case of the First Closing only, expiration of the applicable waiting period under the HSR Act with respect to Shares to be purchased at the Second Closing, and the Purchaser shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (j) The Company shall have delivered to the Purchaser a certificate, executed by it or on its behalf by a duly authorized representative, dated as of such Closing Date, certifying that each of the conditions (other than any condition the fulfillment of which is subject to the reasonable satisfaction of such Purchaser) specified in this Section 7.2 has been satisfied.

                    (k) Latham & Watkins, counsel to the Company, and Richards, Layton & Finger, special Delaware counsel to the Company, each shall have delivered to the Purchaser an opinion, dated as of such applicable Closing Date, addressed to the Purchaser, substantially in the form attached hereto as Exhibit
                                                                         -------
D-1 and Exhibit D-2, respectively.
---     -----------

                    (l) Each of the Company, the Purchaser and KL shall have executed and delivered each of the Documents, as applicable.

                    (m) The Company shall have filed the Certificate of Designations in compliance with Section 2.1(a).

                    (n) The Board of Directors shall have approved, subject to stockholder approval at the next annual meeting, the amendments to the 1998 Plan and the 2000 Plan described in Section 5.10 hereof.

                    (o) The Company shall have amended its bylaws to conform with the Certificate of Designations.

                    (p)  In addition, in the case of the Second Closing only,

                         (i) The Purchaser shall have purchased the 3,500,000 shares of Common Stock pursuant to the KL Purchase Agreement.

                         (ii) The Consumer Business shall have achieved Consumer Profitability.

                         (iii) The First Closing shall have occurred.

                         (iv) Since the First Closing, no events described in Sections 7.2(e), 7.2(f) and 7.2(g) above shall have occurred.

                         (v) The New Option Plan shall have been approved pursuant to Section 5.10.

                         (vi) The proposed Recapitalization shall have been approved by the stockholders of the Company and the Certificate of Incorporation of the Company shall have been amended to give effect to the Recapitalization.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

     Section 8.1    Survival; Indemnification.
                    -------------------------

                    (a) All representations, warranties, covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before a Closing Date) contained in this Agreement shall be deemed made at each Closing as if made at such time and shall survive such Closing for two years, except that (i) with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, (ii) Sections 3.9, 3.12 and 3.13 shall survive until the end of the applicable statute of limitations, and (iii)
Section 3.2 and this Section 8.1 shall survive indefinitely. All statements as to factual matters contained in any certificate executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this Section
8.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnified Party. No right of indemnity against any claim of a third party shall arise from any representation, warranty or covenant of an Indemnifying Party herein contained, unless such third-party claim is filed or lodged against the Indemnified Party on or prior to the expiration of the applicable period of survival provided above, and all other conditions hereunder are satisfied. A claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim.

                    (b) (i) The Company agrees to indemnify and hold harmless the Purchaser and its partners, Affiliates, officers, directors, employees and duly authorized agents and each of their affiliates and each other person controlling the Purchaser or any of their Affiliates within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act and any partner of any of them from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any person to which any party indemnified under this clause may become subject which is related to or arises out of (A) the transactions contemplated by this Agreement and the other Documents, whether or not consummated, (B) any breach of, or failure to perform any of the representations, warranties, covenants or agreements made in any of the Documents by the Company or (C) any action or omission of the Company or its Subsidiary in connection with the transactions contemplated hereby or by the other Documents, and will reimburse each of the Purchasers and any other party indemnified under this clause for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by the Purchaser or any such other party indemnified under this clause and further agrees that the indemnification and reimbursements commitments herein shall apply whether or not the Purchaser or any such other party indemnified under this clause is a formal party to any such lawsuits, claims or other proceedings. The foregoing provisions are expressly intended to cover reimbursement of legal and other expenses incurred in a deposition or other discovery proceeding. (ii) Notwithstanding the foregoing clause (i), the Company shall not be liable to any party otherwise entitled to indemnification pursuant thereto: (A) in respect of any loss, claim, damage, liability or expense to the extent the same is determined, in final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of such party or (B) for any settlement effected by such party without the written consent of the Company, which consent shall not be unreasonably withheld or delayed.

                    (c) If a person entitled to indemnity hereunder (an "Indemnified Party") asserts that any party hereto (the "Indemnifying Party")
 -----------------                                       ------------------
has become obligated to the Indemnified Party pursuant to Section 8.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

          Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

                    (d) In fulfilling its obligations under this Section 8.1, after providing each Indemnified Party with a written acknowledgment of any liability under this Section 8.1 as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion deem appropriate; provided, however, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement imposing any obligations on any other party hereto, unless such party has consented in writing to such settlement. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded, based on the opinion of its own counsel, that there may be one or more legal defenses available to it which are in conflict with those available to any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other person may become involved or is named as defendant and the Indemnifying Party shall pay the reasonable fees and disbursement of such counsel. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to direct the defense or investigation of such claim, action or proceeding if (A) in the written opinion of counsel to the Indemnified Party, use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, or (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time (as determined in the light of the facts and circumstances surrounding such event), but in no event shall such time exceed twenty (20) Business Days, after notice of the assertion of any such claim or institution of any such action or proceeding. In all other situations, the Indemnified Party shall have the right to participate in the defense or investigation of such claim, action or proceeding if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or if the fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnified Party.

                    (e) If for any reason (other than the gross negligence or willful misconduct referred to in subclause (b)(ii) above) the foregoing indemnification by the Company is unavailable to any Indemnified Party or is insufficient to hold it harmless as and to the extent contemplated by subclauses
(b), (c) and (d) above, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its Affiliates, on the one hand, and the Purchasers and any other applicable Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

     Section 8.2    Notices. All notices, demands, requests, consents, approvals
                    -------
or other communications (collectively, "Notices") required or permitted to be
                                        -------
given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

               If to the Company, to it at:

                    US SEARCH.com Inc.
                    5401 Beethoven Street
                    Los Angeles, CA 90066
                    Attention: Karol Pollock, General Counsel
                    Facsimile: (310) 578-5549

               with a copy (which shall not constitute notice) to:

                    Latham & Watkins
                    633 W. Fifth Street
                    Los Angeles, CA 90071
                    Attn: Pamela B. Kelly, Esq.
                    Facsimile: (213) 891-8763

               If to the Purchaser:

                    Pequot Private Equity Fund II, L.P.
                    500 Nyala Farm Road
                    West Port, CT 06880
                    Attention: David J. Malat, Chief Accounting Officer and
                               Carol Holley, Vice President
                    Facsimile: (203) 429-2400

               with a copy (which shall not constitute notice) to:

                    Dewey Ballantine LLP
                    1301 Avenue of the Americas
                    New York, NY 10019
                    Attn: Ann Gill, Esq.
                    Facsimile: (212) 259-6333

          Section 8.3  Governing Law.  This Agreement and the rights and
                       -------------
obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York.

          Section 8.4  Termination.  This Agreement may be terminated (i) by
                       -----------
mutual agreement of the parties at any time prior to the Second Closing Date, or
(ii) if the Second Closing shall not have occurred on or prior to September 7, 2001, by the Company or the Purchaser (but only with respect to such Purchaser's obligations hereunder), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Agreement to perform or observe any material covenant or agreement, or an event which shall cause a material breach of any representation or warranty of such party set forth herein to occur on or prior to the Second Closing Date, set forth herein required to be performed or observed by such party on or before the date of Closing or (iii) by the Company or the Purchaser (in each case if not in breach of any of its material obligations, representations or warranties hereunder) in the event of a breach or failure by the other party that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by such party contained herein that has not been or cannot be cured or otherwise corrected within ten (10) Business Days after written notice of such failure or event has been given. Termination pursuant to the foregoing clauses
(i) or (ii) notwithstanding, Sections 8.1 and 8.10 hereof shall remain in effect.

          Section 8.5  Entire Agreement.  This Agreement (including all
                       ----------------
agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties or their Affiliates, whether oral or written, with respect to the subject matter hereof, including, without limitation, the Letter Agreements.

          Section 8.6  Modifications and Amendments.  No amendment, modification
                       ----------------------------
or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

          Section 8.7  Waivers and Extensions.  Any party to this Agreement may
                       ----------------------
waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

          Section 8.8  Titles and Headings.  Titles and headings of sections of
                       -------------------
this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          Section 8.9  Exhibits and Schedules.  Each of the annexes, exhibits
                       ----------------------
and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

          Section 8.10  Expenses; Brokers.  Provided that the First Closing
                        -----------------
shall have occurred, the Company shall pay or cause to be paid, all reasonable and documented out-of-pocket fees and expenses incurred by the Purchaser and their respective Affiliates for each Closing, and in connection with the transactions contemplated by this Agreement, the other Documents and all matters related thereto (including, without limitation, HSR Act filing fees arising from a transaction contemplated by any Document, and reasonable fees and disbursements of counsel and consultants). Notwithstanding the foregoing, the Company shall pay the filing fees (and other related costs and expenses) relating to the HSR Act filing filed in connection with KL's sale of Common Stock to the Purchaser. Each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary, in connection with the transactions contemplated by this Agreement for whose fees or expenses any other party will be liable and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

          Section 8.11  Press Releases and Public Announcements. All press
                        ---------------------------------------
releases and similar public announcements relating to the transactions contemplated by the Documents shall be made only if mutually agreed upon by the Company and the Purchaser, except to the extent that such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation; provided that any such required disclosure shall only be made, to the extent consistent with law, after consultation with the Purchaser.

          Section 8.12  Assignment; No Third Party Beneficiaries. This Agreement
                        ----------------------------------------
and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company or the Purchaser without the prior written consent of the other parties hereto; provided that the Purchaser may assign or delegate its rights, duties and obligations hereunder to a Permitted Transferee or to such other person as may be reasonably satisfactory to the Company. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other parties hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Sections 8.1 and 8.12.

          Section 8.13  Severability.  This Agreement shall be deemed severable,
                        ------------
and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          Section 8.14  Counterparts; Facsimile.  This Agreement may be executed
                        -----------------------
in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. All documents and closing deliveries for the transactions contemplated by this Agreement and the other Documents may be delivered by a party at the Closing via facsimile; provided, that, the originally executed signature pages and original documents are delivered to the appropriate parties within two (2) business days following the Closing.

          Section 8.15  Further Assurances.  Each party hereto, upon the request
                        ------------------
of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each Purchaser the Shares to be purchased by it hereunder.

          Section 8.16  Remedies Cumulative.  The remedies provided herein shall
                        -------------------
be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

                                     * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                              US SEARCH.COM INC.
                              a Delaware corporation

                              By: /s/ BRENT N. COHEN
                                 -------------------
                                 Name:  Brent N. Cohen
                                 Title:  Chief Executive Officer

PEQUOT PRIVATE EQUITY FUND II, L.P.

By: Pequot Capital Management, Inc.
     its Investment Manager

    By: /s/ KEVIN E. O'BRIEN
        --------------------
        Name: Kevin E. O'Brien
        Title: General Counsel

Address for Notice:
500 Nyala Farm Road
Westport, CT 06880

Attn: David J. Malat, Chief Accounting Officer and
      Carol Holley, Vice President
Telephone:  (203) 429-2200
Telecopy:   (203) 429-2400

with a copy (which shall not constitute notice) to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019

Attn: Ann Gill, Esq.
Telephone: (212) 259-6870
Telecopy:  (212) 259-6333

Nominee (if different than name of Purchaser):__________________________

     Shares to be Purchased at First Closing (out of total 100,000)
     ---------------------------------------

                                                    Price Per        Purchase
                                                        Share         Price
                                                    ---------     -----------
     100,000 shares of Series A Preferred Stock     $100          $10,000,000
                                                                  -----------

     Shares to be Purchased at Second Closing (out of total 100,000)
     ----------------------------------------
                                                    Price Per        Purchase
                                                        Share         Price
                                                    ---------     -----------
     100,000 shares of Series A Preferred Stock     $100          $10,000,000
                                                                  -----------

                                      S-2